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Salarius Pharmaceuticals Announces Board of Director Nominations in Advance of 2020 Annual Meeting

Board of Directors Seeks the Election of Jonathan Lieber, Industry Veteran with Deep Financial and Wall Street Expertise, as a New, Independent Director

HOUSTON, April 29, 2020 (GLOBE NEWSWIRE) -- Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX), a clinical-stage biotechnology company targeting cancers caused by dysregulated gene expression, today announced that its Board of Directors has unveiled nominations and updates to the Board in advance of the company’s 2020 annual meeting of stockholders scheduled for June 19, 2020. These include the following:

•Jonathan Lieber, Managing Director, Danforth Advisors, to be nominated as a new, independent director of the Board;
•David Arthur, President and CEO of Salarius, and Bruce J. McCreedy, Ph.D., to be nominated for re-election to the Board; and
•William “Bill” McVicar, Ph.D., has been named as the new Chairman of the Board.

“This is an important time for Salarius as we anticipate the potential for multiple value building events throughout 2020 and beyond. In anticipation of these opportunities, the Board of Directors is seeking to enhance the skills and independence of its directorship, and we look forward to confirmation of these nominations by vote at our annual meeting of stockholders,” said Bill McVicar, Director and Chairman of the Board. “Chief among the nominations being proposed for stockholder consideration is the addition of a new independent director, Jonathan Lieber. If elected, Mr. Lieber will bring more than thirty years of life science industry and financial experience to the Board and enable us to increase the number of our independent directors, an ongoing mandate of the Board. If elected, Jon will serve on both the Audit Committee and the Governance and Nominating Committee.”

Jonathan Northrup, a founder of Salarius Pharmaceuticals, LLC and who has served as chairman since the company’s inception in 2011, will leave the Board at the end of his term in June 2020. “Jon’s vision and leadership have been instrumental to Salarius’ growth and success to date, and we are grateful for his contributions,” said David Arthur, Salarius President and CEO. “Under Jon’s direction as the company’s first CEO and then as chairman, Salarius raised significant non-dilutive financing, advanced its lead drug candidate, Seclidemstat, from the laboratory into the clinic, and completed our merger with Flex Pharma, resulting in the listing of our stock on Nasdaq. These developments have elevated our visibility among investors and helped us provide the resources necessary to evaluate Seclidemstat as a potential treatment for Ewing sarcoma and other hard-to-treat cancers, creating hope for patients suffering from these diseases. We wish Jon well as he moves on to concentrate on other opportunities in his portfolio.”

Mr. Arthur continued, “I am excited by the prospect of adding Jonathan Lieber to the Board. With almost three decades of life science industry experience, Jon would be a tremendous addition to the Salarius Board, bringing deep expertise and a strong, independent perspective to the director role. We look forward to benefitting from his combination of financial and capital markets knowledge and business acumen, including significant experience and knowledge of the biopharmaceutical industry accumulated as a chief financial officer for several emerging and growth-stage companies.”

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About Jonathan Lieber
Jonathan Lieber has almost 30 years of experience in financial and executive management at emerging and growth-stage life sciences companies, as well as in investment banking. As a chief financial officer, Mr. Lieber has helped raise more than $300 million of equity and debt in public and private offerings, including a $110 million initial public offering at Altus Pharmaceuticals, and led myriad strategic and business development transactions, including the successful sale of Xcellerex to GE Healthcare. Mr. Lieber currently serves as Managing Director, New England for Danforth Advisors, a consulting firm providing operational accounting and finance support, together with CFO services, for private and public life science companies. Previously, he served as CFO of Histogenics Corporation, a publicly traded cell therapy company developing products for the orthopedics market. Mr. Lieber also served as CFO of Metamark Genetics, Inc., and CFO and Treasurer of Repligen Corporation. Previously, Mr. Lieber worked as an investment banker for almost 10 years, during which time he originated and executed on numerous corporate financings and M&A transactions at SG Cowen and Salomon Brothers. Mr. Lieber earned a B.S. in Business Administration and Finance from Boston University and was awarded a M.B.A. in Finance from New York University Stern School of Business.

About Salarius Pharmaceuticals, Inc.
Salarius Pharmaceuticals, Inc. is a clinical-stage oncology company targeting the epigenetic causes of cancers and is developing treatments for patients that need them the most. Epigenetics refers to the regulatory system that affects gene expression. Salarius’ lead candidate, Seclidemstat, is currently in clinical development for treating Ewing sarcoma, for which it has received Fast Track Designation, Orphan Drug Designation and Rare Pediatric Disease Designation from the U.S. Food and Drug Administration. Salarius is also developing Seclidemstat for a number of cancers, with a second Phase 1/2 clinical study targeting advanced solid tumors, including prostate, breast and ovarian cancers.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release are forward-looking statements. These forward-looking statements may be identified by terms such as “anticipate,” “look forward to,” “prospect,” “potential,” “seeking to,” “proposed,” “will,” “could,” “begin,” “believe,” “plan,” “expect,” “focus,” “target,” and similar terms or expressions or the negative thereof. Examples of such statements include, but are not limited to, statements regarding Salarius’ seeking to enhance the skills and independence of its Board in anticipation of the potential for multiple value building events throughout 2020 and beyond; the anticipated benefit and expertise Salarius expects Mr. Lieber to bring to Salarius and the Board due to his life science industry and financial experience, and financial and capital markets knowledge and business acumen, including his experience and knowledge of the biopharmaceutical industry accumulated as a chief financial officer for several emerging and growth-stage companies; Salarius’ clinical development pipeline and the status of the Phase 1/2 studies for Seclidemstat in Ewing sarcoma and advanced solid tumors. Salarius may not actually achieve the benefits or plans, carry out the intentions or meet the expectations or objectives disclosed in the forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements are subject to risks and uncertainties which could cause actual results and performance to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the results of the annual meeting; ability of Salarius to raise additional capital to meet its business operational needs and to achieve its business objectives and strategy; Salarius’ ability to project future capital needs and cash utilization; available sources of cash, including from CPRIT and its equity line; future clinical trial results; that the results of studies and clinical trials may not be predictive of future clinical trial results; the

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sufficiency of Salarius’ intellectual property protection; risks related to the drug development and the regulatory approval process; the competitive landscape and other industry-related risks; market conditions which may impact the ability of Salarius access capital under its equity line; the possibility of unexpected expenses or other uses of Salarius’ cash resources; and other risks described in Salarius’ filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Salarius’ Form 10-K and Forms 10-Q filed with the SEC, as well as other filings Salarius makes with the SEC from time to time. The forward-looking statements contained in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Salarius disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Important Information

In connection with election of directors and any other matters to be presented at the 2020 Annual Meeting of Stockholders, Salarius has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on April 29 2020, relating to the solicitation of proxies from the stockholders of Salarius. This material is not a substitute for the definitive proxy statement or any other documents Salarius has filed or may file with the SEC. Stockholders are strongly urged to read the definitive proxy statement because it contains important information about the election of directors and other matters to be presented at the 2020 Annual Meeting of Stockholders. Stockholders may obtain copies of the definitive proxy statement and related documents filed by Salarius with the SEC at the SEC’s web site at www.sec.gov. Stockholders also may access a copy of Salarius’ proxy statement and other related documents filed by Salarius at www.salariuspharma.com.

Salarius, its directors, nominees and some of its executive officers may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2020 Annual Meeting of Stockholders. Information relating to participants in Salarius’ proxy solicitation, including information about Salarius’ directors, nominees and executive officers and the participants’ direct or indirect interests in the matters, is contained in Salarius’ definitive proxy statement filed on April 29, 2020.

Investor Relations
LifeSci Advisors, LLC
Jeremy Feffer
Managing Director
(212) 915-2568
jeremy@lifesciadvisors.com

Media Relations
Tiberend Strategic Advisors, Inc.
Johanna Bennett
Senior Vice President
(212) 375-2686
jbennett@tiberend.com

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